Schedule 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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October 2017

P.O. Box 2600
Valley Forge, PA 19482-2600

vanguard.com

[Name]
[Company]
[Address 1]
[Address 2]
[Address 3]
[City, State Zip]

Action needed: Please vote your proxy

We recently sent you a communication because you owned shares of one or more Vanguard funds on the record date of August 16, 2017, and you’re entitled to vote on several important proposals presented in a proxy by the funds’ boards of trustees.

As a co-trustee, you and Vanguard National Trust Company (VNTC) share the fiduciary responsibility of making decisions on behalf of the trust; for this reason, we’re asking you for your vote and will compare your input with VNTC’s recommendation. If both VNTC and you agree, VNTC will vote accordingly. If VNTC doesn’t come to the same conclusion, VNTC will abstain from voting on behalf of the trust.

Make sure you cast a vote even if a the trust has sold all or a portion of its shares since the August 16, 2017, record date. Your vote is important—no matter how many shares the trust owns. If you have any questions about the proxy, please call us at 800-822-8978 Monday through Friday from 8 a.m.to 8 p.m., Eastern time.

Please vote by October 27, 2017 to allow adequate processing time.

Thank you in advance for voting. If you have already voted, thank you for your participation in this important effort.

Vanguard National Trust Company is a federally chartered, limited-purpose trust company operated under the supervision of the Office of the Comptroller of the Currency.

© 2017 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.

AMVNPRTR 102017

Vanguard

Action needed: Vote your proxy today!

The trustees of Vanguard's U.S.-based mutual funds are requesting your vote on an important proxy. Shareholders are being asked to help elect their fund trustees and vote on several policy changes across Vanguard's U.S. fund lineup. **Please log on to your Vanguard account and visit your secure message center for proxy materials and other important information.**

We're requesting your vote because you owned shares of at least one Vanguard fund as of August 16, 2017, which was the record date for the proxy. We encourage you to vote even if you sold any of your shares after that date. **No matter how many shares or units you owned, your vote is important.**

Please note that we sent separate email notices and ballots for mutual fund and brokerage accounts, as well as any annuity holdings. While these communications look similar, each represents different accounts. You must vote each separate ballot for your vote to count for those shares and units.

Thank you in advance for voting.

Legal notices
All investing is subject to risk, including the possible loss of the money you invest.

© 2017 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor of the Vanguard Funds.

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